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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 33-68712 of Burnham Pacific Properties, Inc. on Form S-3 of our report dated February 28, 1997 appearing in the Annual Report on Form 10-K of Burnham Pacific Properties, Inc. for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.


                                          Deloitte & Touche LLP
San Diego, California

March 24, 1997